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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE, contact:

                 Tricia Drennan
                 Director of Corporation Communications
                    and Investor Relations
                 (703) 873-2390 (phone)
                 (703) 873-2300 (fax)
                 tricia_drennan@lcc.com





             LCC INTERNATIONAL, INC. ANNOUNCES CHANGE IN MANAGEMENT



                 Dr. Rajendra Singh, Chairman, to assume the additional role of Chief Executive Officer, McLean, VA, October 5, 1988 -- LCC International, Inc. (NASDAQ: LCCI), a leading RF engineering and wireless telecommunications consulting firm, today announced that Dr. Rajendra Singh, one of the Company's founders and current chairman of the board, would assume the role of interim chief executive officer. The change in leadership comes as Dr. Geoffrey S. Carroll announced that he has resigned his position as president and chief executive officer of the Company. Dr. Carroll has agreed to continue to serve as a member of the Company's board of directors and as special advisor to the chairman and will focus on advising Dr. Singh on strategic areas related to outsourcing and other growth prospects.

                 Dr. Singh's re-focus on the operations of LCC stems from recent trends in the Company's traditional businesses. As previously disclosed, market conditions such as continued economic turmoil in Asia Pacific, continued softness in the US market, and delays in a key software product release have resulted in lower than expected sales and profitability. Dr. Singh's primary focus will be to re-energize the Company's traditional business and help achieve the Company's operating targets. Dr. Singh said, "Geoffrey's talents have helped LCC identify growth prospects for its traditional businesses. We will continue to aggressively focus on value-added service opportunities as well as incremental international opportunities for both our traditional services and our newer comprehensive outsourcing services."

                 Commenting on his re-entry into the management of LCC, Dr. Singh said, "Despite our company's recent performance, I am confident that the Company is intrinsically strong and very well positioned to succeed in one of the fastest





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growing telecommunications sectors.  We will realign LCC's organization in light of changing market conditions and I am convinced that we will restore its profitability to the levels that I and other shareholders expect."

                 Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCC International, Inc.'s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company, including, without limitation, statements regarding future growth, the acquisition of new management talent, financial performance, strategic business partnerships, plans to expand and/or finance businesses, planned investments, costs and timetable for new product development, the health and economic stability of the world and national markets, the uncertain level of purchases by current and prospective customers of each company's products and services, the impact of competitive products and pricing, and other transactions.

                 LCC International, Inc. (http://www.lcc.com) is the world's largest RF engineering and wireless telecommunications consulting firm. LCC provides radio frequency (RF) engineering and network implementation services and products to the international wireless industry. Headquartered just outside Washington, D.C. in McLean, Virginia with regional headquarters and support centers in Brazil, Germany, Norway, and Singapore, the company is engaged in three areas of business: Services, Systems and Products, and Asset Management.



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